UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Dialpoint Communications Corporation
(Name of small business issuer in its charter)

Nevada	4813	20-4749741
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

767 Village Manor Place
Suwanee, Georgia 30024
(877) 463-7864
(Address and telephone number of principal executive offices)

767 Village Manor Place
Suwanee, Georgia 30024
(877) 463-7864
(Address of principal place of business or intended principal place of business)

R.V. Brumbaugh, Esq. 417 W. Foothill Blvd., Suite B-175
Glendora, California 91741
(909) 971-0456
(Name, address and telephone number of agent for service)

Copies to:
Paul Falcon
2159 Coral Mist Place
North Las Vegas, Nevada 89048

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [  ]

If this Form is filed to register securities for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, please check the following box. [  ]

CALCULATION OF REGISTRATION FEE

Tile of each class of securities to be registered	Dollar amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock	$100,000.00	$0.10	$100,000.00	$3.07

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus.  Any representation to the contrary is a criminal offense.

Prospectus

Dialpoint Communications Corporation

1,000,000 Shares of Common Stock

$0.10 per share

Dialpoint Communications Corporation ("DCC" or the "Company") is offering on a best-efforts basis a minimum of 250,000 and a maximum of 1,000,000 shares of its common stock at a price of $0.10 per share.  The shares are intended to be sold directly through the efforts of Billy Radford and Eileen Casey, the officers and directors of DCC.  The intended methods of communication include, without limitation, telephone and personal contact.  For more information, see the section titled "Plan of Distribution" herein.

The proceeds from the sale of the shares in this offering will be payable to R. V. Brumbaugh, Esq. Trust Account fbo Dialpoint Communications Corporation.  All subscription funds will be held in the Trust Account pending the achievement of the Minimum Offering and no funds shall be released to Dialpoint Communications Corporation until such a time as the minimum proceeds are raised.  If the minimum offering is not achieved within 180 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees.  See the section title "Plan of Distribution” herein.

The offering shall terminate on the earlier of (i) the date when the sale of all 1,000,000 shares is completed or (ii) 180 days from the effective date of this prospectus.  DCC may extend the offering period beyond 180 days from the effective date of this prospectus if the company, in its sole discretion, deems it appropriate to do so.

Prior to this offering, there has been no public market for Dialpoint Communications Corporation's common stock.

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company

Per Share	1	$0.10	$0.00	$0.10
Minimum	250,000	$25,000	$0.00	$25,000
Maximum	1,000,000	$100,000	$0.00	$100,000

This investment involves a high degree of risk.  You should purchase shares only if you can afford a complete loss of your investment.  See the section titled "Risk Factors" herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed.  DCC may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Dialpoint Communications Corporation does not plan to use this offering prospectus before the effective date.

The date of this Prospectus is June 28, 2007

TABLE OF CONTENTS

PAGE

PART I: INFORMATION REQUIRED IN PROSPECTUS

4

SUMMARY INFORMATION AND RISK FACTORS

4

USE OF PROCEEDS

8

DETERMINATION OF OFFERING PRICE

8

DILUTION

8

PLAN OF DISTRIBUTION

9

LEGAL PROCEEDINGS

10

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

10

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

11

DESCRIPTION OF SECURITIES

11

INTEREST OF NAMED EXPERTS AND COUNSEL

12

DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

12

ORGANIZATION WITHIN LAST FIVE YEARS

13

DESCRIPTION OF BUSINESS

13

MANAGEMENT'S DISCUSSION AND PLAN OF OPERATION

14

DESCRIPTION OF PROPERTY

16

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

16

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

16

EXECUTIVE COMPENSATION

17

FINANCIAL STATEMENTS

18

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

44

INDEMNIFICATION OF DIRECTORS AND OFFICERS

44

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

44

RECENT SALES OF UNREGISTERED SECURITIES

44

EXHIBITS

45

UNDERTAKINGS

46

SIGNATURES

47

PART I: INFORMATION REQUIRED IN PROSPECTUS

SUMMARY INFORMATION AND RISK FACTORS

THE COMPANY

DIALPOINT COMMUNICATIONS CORPORATION (“DCC” or the “Company”) a Nevada corporation, is a developmental stage company that is positioned to use voice communications over the Internet (Internet Telephone) and service the web-based information transmission needs of end users. Through a revolutionary medium called Voice over Internet Protocol (VoIP), the Company will offer a telephone package to include unlimited long distance service to consumers at a flat monthly rate, including both intrastate and state-to-state calling in the contiguous United States, Canada and Mexico as well as low rate calling to major international markets. The Company will initially focus on the consumer (residential) market but will expand into the small business market within its first 2 years of operation.

DCC operations to date have been devoted primarily to startup and development activities, which include the following:

1. Formation of the Company;

2. Development of the DCC business plan;

3. Obtaining capital through sales of DCC common stock; and

4. Market our business services to potential clients.

Dialpoint Communications Corporation is attempting to become fully operational.  In order to generate revenues, DCC must address the following areas:

1.  Develop and Implement a Marketing Plan:  In order to promote our company and establish our public presence, we believe we will be required to develop and implement a comprehensive marketing plan.  We intend print media to be the focus of our marketing and sales efforts.  To date, we have no marketing or sales initiatives or arrangements.  Without any marketing campaign, we may be unable to generate interest in, or generate awareness of, our company.

2.  Develop Business-to-Business Relationships:  DCC intends to build profitable, value-oriented relationships between the multiple large businesses and government entities within a close geographical proximity.  We believe that with corporations, local and regional governments outsourcing many of their repair and maintenance requirements that long-term opportunities may be viable.

3.  Create Customer Loyalty:  The financial rewards of customer loyalty run deep and increase the financial stability of any business.  DCC intends to service its customers and other consumers with the industries best customer relations management team.

We are a small, start-up company that has not generated any significant revenues and lacks a stable customer base.

Since our inception on April 20, 2006 to March 31, 2007, we did not generate any significant revenues and have incurred a cumulative net loss of $27,980. We believe that the $100,000 in funds to be received from the sale of our common equity will be sufficient to finance our efforts to become fully operational and carry us through the next twelve (12) months. The capital raised has been budgeted to establish our infrastructure and to become a fully reporting company. We believe that the recurring revenues from sales of services will be sufficient to support ongoing operations. Unfortunately, there can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows from sales of services will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern. See the independent auditors' report to the financial statements which is included in this registration statement.

Dialpoint Communications Corporation currently has two officers and directors, who allocate time and personal resources to DCC on a part-time basis. As of the date of this prospectus, DCC has 13,050,000 shares of $0.001 par value common stock issued and outstanding.

Dialpoint Communications Corporation’s operations and corporate offices are located at 767 Village Manor Place, Suwanee, Georgia 30024 with a telephone number of (877) 463-7864.

Dialpoint Communications Corporation’s fiscal year end is December 31.

THE OFFERING

Dialpoint Communications Corporation is offering on a self-underwritten basis a minimum of 250,000 and a maximum of 1,000,000 shares of its common stock at a price of $0.10 per share.  The proceeds from the sale of the shares in this offering will be payable to "R. V. Brumbaugh, Esq. Trust Account fbo Dialpoint Communications Corporation" and will be deposited in a minimal interest or non-interest bearing bank account until the minimum offering proceeds are raised.  No interest shall be paid to any subscriber.  All subscription agreements and checks are irrevocable and should be delivered to R. V. Brumbaugh, Esq.  Failure to do so will result in checks being returned to the investor, who submitted the check. DCC trust agent, R. V. Brumbaugh, Esq., acts as legal counsel for Dialpoint Communications Corporation, and is therefore not an independent third party.

All subscription funds will be held in trust pending the achievement of the Minimum Offering and no funds shall be released to Dialpoint Communications Corporation until such a time as the minimum proceeds are raised (see the section titled "Plan of Distribution" herein). Any additional proceeds received after the minimum offering is achieved will be immediately released to DCC. The offering shall terminate on the earlier of (i) the date when the sale of all 1,000,000 shares is completed or (ii) 180 days from the date of this prospectus.  If the Minimum Offering is not achieved within 180 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees.  DCC will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to DCC assets, book value, historical earnings or net worth.

Dialpoint Communications Corporation will apply the proceeds from the offering to pay for accounting fees, legal and professional fees, office equipment and furniture, office supplies, rent and utilities, salaries, sales and marketing, inventory and general working capital.

Dialpoint Communications Corporation has not presently secured a transfer agent but has identified the one that will be retained prior to the filing of a 15c2-11 in order to facilitate the processing of stock certificates.

The purchase of the common stock in this offering involves a high degree of risk.  The common stock offered in this prospectus is for investment purposes only and currently no market for DCC common stock exists.  Please refer to the sections herein titled "Risk Factors" and "Dilution" before making an investment in this stock.

SUMMARY FINANCIAL INFORMATION

The following table sets forth summary financial data derived from DCC financial statements.  The data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

Statements of operations data

Inception April 20, 2006 Thru March 31, 2007

Revenue	$0

Expenses	(27,980)

Loss from Operations	$(27,980)

Basic Loss Per Share	$(0.00)

Balance sheets data

March 31,
Assets	2007

Current Assets
Cash and cash equivalents	$448
Total current assets	448

Property and Equipment, net	133,380

TOTAL ASSETS	$133,828

Liabilities and Stockholders' Equity (Deficit)

Current Liabilities
Accounts payable and accrued liabilities	$3,108
Note payable	10,000
Related party payable	900
Total current liabilities	14,008

Long-Term Liabilities
Note payable	130,400
Total liabilities	144,408

Stockholders' Equity (Deficit)
Common stock: $0.001 par value; 75,000,000 shares authorized: 13,050,000 shares issued and outstanding	13,050
Additional paid in capital	4,350
Accumulated deficit	(27,980)
Total stockholders' equity (deficit)	(10,580)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$133,828

RISK FACTORS

Investment in the securities offered hereby involves a high degree of risk and is suitable only for investors of substantial financial means who have no need for initial liquidity in their investments.  Prospective investors should carefully consider the following risk factors:

Minimum and Maximum Proceeds and Possible Necessity for Additional Financing

DCC believes the proceeds from this offering, assuming a maximum of 1,000,000 shares of Common Stock are sold, will be sufficient to attain DCC's financing goals for the next twelve months.  However, DCC can give no assurance that all or even a significant portion of the shares offered herein will be sold.  If only the minimum of 250,000 shares of Common Stock are sold, the proceeds will be released to DCC, even though the minimum proceeds will most likely not be adequate to fully implement DCC's business plan successfully.  Without realizing all or a significant portion of the maximum Offering proceeds, DCC may not be able to implement its business plan and may have to seek alternative sources of funding.  DCC can also give no assurance that, even if the shares are completely sold, no additional capital will be needed eventually.  Further, no assurance can be given as to how much additional working capital will be required or that additional financing can be obtained, or if obtainable, that the terms will be satisfactory to DCC, or that such financing would not result in a substantial dilution of shareholder's interest.

Participation is Subject to Risks of Investing in Micro Capitalization Companies

DCC believes that certain micro capitalization companies have significant potential for growth, although such companies generally have limited product lines, markets, market shares and financial resources.  The securities of such companies, if traded in the public market, may trade less frequently and in more limited volume than those of more established companies. Additionally, in recent years, the stock market has experienced a high degree of price and volume volatility for the securities of micro capitalization companies.  In particular, micro capitalization companies that trade in the over-the-counter markets have experienced wide price fluctuations not necessarily related to the operating performance of such companies.

Investors Cannot Withdraw Funds Once Invested and Will Not Receive a Refund Unless DCC Fails to Sell the Minimum Offering Amount of 250,000 Shares of Common Stock After the Full Offering Period of 180 Days from the Date of This Memorandum

Investors do not have the right to withdraw invested funds. Subscription payments will only be released from the escrow Account to DCC if the minimum number of 250,000 shares is sold or for the purpose of refunding subscription payments to the subscribers if the minimum number of Shares is not sold after the full offering period of 180 days from the date of this Memorandum (or 360 days if so extended by the Company).  Therefore, once an investment is made, investors will not have the use or right to return of such funds during the escrow period, which may last as long as 180 days from the date of this Memorandum (or 360 days if so extended by the Company).

Competition

The marketplace in which the Company competes is intensely competitive and subject to rapid change.  DCC’s competitors include VOIP providers similar to the Company.  Some of these competitors are based globally. The Company anticipates that it will face additional competition from new entrants that may offer significant performance, price, creative or other advantages over those offered by the Company.  Many of these competitors have greater name recognition and resources than the Company.

Additionally, potential competitors with established market shares and greater financial resources may introduce competing products.  Thus, there can be no assurance that DCC will be able to compete successfully in the future or that competition will not have a material adverse affect on DCC’s results of operations.

Reliance Upon Key Personnel and Necessity of Additional Personnel

DCC is largely dependent upon the personal efforts and abilities of existing management, especially Billy Radford (President, Secretary and Director) and Eileen Casey (Treasurer and Director).  The success of DCC will also be largely dependent upon the ability of DCC to continue to attract quality management and employees to help operate DCC as its operations may grow.

Control by Existing Management

Currently, officers and directors of DCC as a group directly own or control approximately 11,250,000 restricted shares of Common Stock in DCC which is approximately 86.21% of the 13,050,000 shares of Common Stock issued pre-offering or approximately 80.07% of 14,050,000 shares of common stock issued post-offering assuming the sale of all 1,000,000 shares pursuant to this Offering.

As a result, officers, directors and advisors of DCC as a group could exercise substantial control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions.  This concentration of ownership limits the power to exercise control by the minority shareholders who will have purchased their stock in this Offering.

Proceeds Applied to General Corporate Purposes – Management Discretion

Although a portion of the net proceeds of this Offering is for specific uses, the balance will be available for working capital and general corporate purposes.  Therefore, the application of the net proceeds of this offering is substantially within the discretion of the management.  Investors will be relying on DCC's management and business judgment based solely on limited information.  No assurance can be given that the application of the net proceeds of this Offering will result in DCC achieving its financial and strategic objectives.

Transferability Restrictions

The Shares offered in this Memorandum shall be restricted stock for a period of time established by applicable rules and regulations.

Arbitrary Offering Price

The offering price of $0.10 per share of common stock was arbitrarily determined by DCC and is unrelated to specific investment criteria, such as the assets or past results of DCC’s operations.  In determining the Offering price, DCC considered such factors as the prospects, if any, of similar companies, the previous experience of management, DCC's anticipated results of operations, and the likelihood of acceptance of this Offering.  Please review any financial or other information contained in this offering with qualified persons to determine its suitability as an investment before purchasing any shares in this offering.

Compliance with Federal and State Securities Laws

This Offering has not been registered under the Securities Act in reliance upon an exemption provided therein.  Further, the securities will be sold pursuant to exemptions from registration in the various states in which they are being offered.  There can be no assurance that the Offering presently qualifies or will continue to qualify under such exemptions due to, among other things, the adequacy or accuracy of disclosure concerning DCC and its business made in connection with the applicable securities laws or regulations.  However, DCC does not believe this offering presently is or will be in violation of any such laws or regulations.  If and to the extent suits for rescission are brought and successfully concluded for failure to register the securities, assets of DCC could be adversely affected, thus jeopardizing the ability of DCC to operate successfully.  Further, the expenditure of DCC's capital in defending an action by investors or by federal or state authorities, even where DCC is ultimately successful, could have a material adverse effect on DCC's business prospect.

Dilution

The present owner of each of the Company’s issued and outstanding securities acquired such securities at a cost substantially less than that which the investors in this offering will pay.  Upon the sale of the shares offered hereby, the investors in this offering will experience an immediate and substantial “Dilution”.  Therefore, the investors in this offering will bear a substantial portion of the risk of loss.  Additionally, sales of securities of the Company in the future could result in further “Dilution”.

"Dilution" represents the difference between the offering price of the Common Stock of the Company (i.e. each Unit offered herein contains one share of Common Stock of the Company) and the net book value per Share of Common Stock immediately after completion of the offering.  "Net Book Value" is the amount that results from subtracting total liabilities of the Company from total assets.  In this offering, the level of dilution is relatively substantial as a result of the low book value of the Company's issued and outstanding stock.  The net book value of the Company on March 31, 2007 was $(10,850.00) or $(0.000810) per share.  Assuming all shares offered herein are sold, and given effect to the receipt of the maximum estimated proceeds of this offering from shareholders, the net book value of the Company will be $84,820.00 or $0.006008 per share.  Therefore, the purchasers of the Common Stock in this offering will suffer an immediate and substantial dilution of approximately $0.093991 per share while the present stockholders of the Company will receive an immediate and substantial increase of $0.006819 per share in the net tangible book value of the shares they hold.  This will result in a 93.99% dilution for purchasers of stock in this offering (maximum offering). If the minimum amount of 250,000 shares of common stock is sold in this offering, there will be a 99.29% dilution for purchasers (See “Dilution”).

DCC Does Not Plan to Pay Dividends in the Foreseeable Future, and, as a Result, Stockholders Will Need to Sell Shares to Realize a Return on Their Investment

DCC has not declared or paid any cash dividends on its capital stock since inception.  DCC intends to retain any future earnings to finance the operation and expansion of its business and does not anticipate paying any cash dividends in the foreseeable future.  As a result, stockholders will need to sell shares of common stock in order to realize a return on their investment, if any.

Special note regarding forward-looking statements.

This prospectus contains forward-looking statements about DCC business, financial condition and prospects that reflect DCC management's assumptions and beliefs based on information currently available.  DCC can give no assurance that the expectations indicated by such forward-looking statements will be realized.  If any of DCC assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within DCC control and that may have a direct bearing on operating results include, but are not limited to, acceptance of the proposed merchandise that DCC expects to market, DCC ability to establish a customer base, managements' ability to raise capital in the future, the retention of key employees and changes in the regulation of the industry in which DCC functions.

There may be other risks and circumstances that management may be unable to predict.  When used in this prospectus, words such as, "believes," "expects," "intends," "plans," "anticipates," "estimates" and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

USE OF PROCEEDS

The estimated net proceeds to the Company will be approximately $95,000 for the Maximum Offering after deduction of accounting, legal, filing, and escrow fees of this Private Offering.  The costs identified herein are estimated to be approximately $5,000.

The allocations set forth in the table below are the estimates of management as to how the net proceeds of this Offering will generally be allocated.  There is no assurance that the estimates set forth below will correspond with the actual expenditures of DCC during the next twelve months or thereafter, or that the results of this Offering and the allocations set forth below will be sufficient to maintain DCC's operations following this Offering.

If Minimum Sold		If Maximum Sold
$	%	$	%

OFFERING PROCEEDS	25,000	100.00%	100,000	100.00%

Total Proceeds	25,000	100.00%	100,000	100.00%

OFFERING EXPENSES
Accounting Fees	2,000	8.00%	2,000	2.00%
Legal Fees	1,000	4.00%	1,000	1.00%
Escrow Fees	1,500	6.00%	1,500	1.50%
Filing Fees	500	2.00%	500	0.50%

Total Offering Expenses	5,000	20.00%	5,000	5.00%

NET PROCEEDS FROM OFFERING	20,000	80.00%	95,000	95.00%

USE OF NET PROCEEDS
Salaries	10,000	40.00%	20,000	20.00%
Equipment	5,000	20.00%	40,000	40.00%
Marketing, Advertising	0	0.00%	20,000	20.00%
General Working Capital	5,000	20.00%	15,000	15.00%

TOTAL USE OF NET PROCEEDS	20,000	80.00%	95,000	95.00%

TOTAL USE OF PROCEEDS	25,000	100.00%	100,000	100.00%

In the case that the Offering does not reach the maximum and the total proceeds are less than those indicated in the table, DCC will have the discretion to apply the available net proceeds to various indicated uses within the dollar limits established in the table above.

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to DCC assets, book value, historical earnings or net worth.  In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering.

.

DILUTION

"Dilution" represents the difference between the offering price of the Common Stock of the Company (i.e. each Unit offered herein contains one share of Common Stock of the Company) and the net book value per Share of Common Stock immediately after completion of the offering.  "Net Book Value" is the amount that results from subtracting total liabilities of the Company from total assets.  In this offering, the level of dilution is relatively substantial as a result of the low book value of the Company's issued and outstanding stock.  The net book value of the Company on March 31, 2007 was $(10,850.00) or $(0.000810) per share.  Assuming all shares offered herein are sold, and given effect to the receipt of the maximum estimated proceeds of this offering from shareholders, the net book value of the Company will be $84,820.00 or $0.006008 per share.  Therefore, the purchasers of the Common Stock in this offering will suffer an immediate and substantial dilution of approximately $0.093991 per share while the present stockholders of the Company will receive an immediate and substantial increase of $0.006819 per share in the net tangible book value of the shares they hold.  This will result in a 93.99% dilution for purchasers of stock in this offering (maximum offering). If the minimum amount of 250,000 shares of common stock is sold in this offering, there will be a 99.29% dilution for purchasers.

The following table illustrates the dilution to the purchaser of the Common Stock in this Offering:

	MINIMUM OFFERING [2]	MAXIMUM OFFERING [3]
Offering Price Per Share	$0.10	$0.10
Net Tangible Book Value Per Share (Before Offering) [1]	$(0.00081)	$(0.00081)
Increase Attributable to the Sale	$0.00152	$0.00682
Net Tangible Book Value Per Share (After Offering)	$0.00071	$0.00601
Per Share Dilution to New Investors	$0.09929	$0.09399
Percentage Dilution per Share to New Investors	99.29%	93.99%

Footnotes:

(1)     Based upon 13,050,000 shares of Common Stock issued pre-offering.

(2)     Assuming the sale of only 250,000 shares pursuant to this Offering and after subtracting expenses of this Offering.

(3)     Assuming the sale of all 1,000,000 shares pursuant to this Offering and after subtracting expenses of this Offering.

PLAN OF DISTRIBUTION

This offering will be conducted on a best-efforts basis utilizing the efforts of Billy Radford and Eileen Casey, the officers and directors of the Company.  Potential investors include, but are not limited to, family, friends and acquaintances of Mr. Radford and Ms. Casey.  The intended methods of communication include, without limitation, telephone and personal contact.  In their endeavors to sell this offering, they do not intend to use any mass advertising methods such as the internet or print media.

Funds received by the sales agent in connection with sales of DCC securities will be transmitted immediately into a trust account until the minimum sales threshold is reached.  There can be no assurance that all, or any, of the shares will be sold.

Neither Mr. Radford nor Ms. Casey will receive commissions for any sales they originate on DCC’s behalf.  DCC believes that both Mr. Radford and Ms. Casey are exempt from registration as a broker under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934.  In particular, they:

1. Are not subject to a statutory disqualification, as that term is defined in Section 3(a)39 of the Act; and

2. Are not to be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3. Are not an associated person of a broker or dealer; and

4.  Each meets the conditions of the following:

a. Primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and

b. Was not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months; and

c. Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of this section, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within one rule 415 registration.

DCC officers and directors may not purchase any securities in this offering.

There can be no assurance that all, or any, of the shares will be sold.  As of the date of this Prospectus, DCC has not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent.  However, if DCC were to enter into such arrangements, DCC will file a post effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named in the prospectus.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which DCC has complied.  The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of the date of this Prospectus, DCC has not identified the specific states where the offering will be sold.  DCC will file a pre-effective amendment indicating which state(s) the securities are to be sold pursuant to this registration statement.

The proceeds from the sale of the shares in this offering will be payable to R. V. Brumbaugh, Esq. Trust Account fbo Dialpoint Communications Corporation ("Trust Account") and will be deposited in a minimal interest or non-interest bearing bank account until the minimum offering proceeds are raised.  No interest will be paid to any subscriber.  All subscription agreements and checks are irrevocable and should be delivered to R. V. Brumbaugh, Esq.  Failure to do so will result in checks being returned to the investor, who submitted the check.  All subscription funds will be held in the Trust Account pending achievement of the Minimum Offering and no funds shall be released to Dialpoint Communications Corporation until such a time as the minimum proceeds are raised.  The trust agent will continue to receive funds and perform additional disbursements until either the Maximum Offering is achieved or a period of 180 days from the effective date of this offering expires, whichever event first occurs.  Thereafter this agreement shall terminate unless extended by the company.  If the Minimum Offering is not achieved within 180 days of the date of this prospectus and not extended by the company, all subscription funds will be returned to investors promptly without interest or deduction of fees. The fee of the Trust Agent is $1,500.00.  (See Exhibit 99(a)).

Investors can purchase common stock in this offering by completing a Subscription Agreement [attached hereto as Exhibit 99(b)] and sending it together with payment in full to R. V. Brumbaugh, Esq., 417 W. Foothill Blvd., PMB B-175, Glendora, CA 91741.  All payments must be made in United States currency either by personal check, bank draft, or cashiers check.  The minimum subscription requirement is $1,000.00.   All subscription agreements and checks are irrevocable.  DCC reserves the right to either accept or reject any subscription.  Any subscription rejected will be returned to the subscriber within 5 business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber.  Once DCC accept a subscription, the subscriber cannot withdraw it.

LEGAL PROCEEDINGS

To the best of DCC’s knowledge, neither of the officers or directors has been convicted in a criminal proceeding.

To the best of DCC’s knowledge, neither of the officers or directors has been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

To the best of DCC’s knowledge, neither of the officers or directors has been convicted of violating any federal or state securities or commodities law.

There are no known pending legal or administrative proceedings against Dialpoint Communications Corporation.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors are elected by the stockholders to a term of one year and serve until a successor is elected and qualified.  Officers are appointed by the Board of Directors to a term of one year and serve until a successor is duly elected and qualified, or until removed from office.  The Board of Directors have no nominating, auditing or compensation committees.

The following table sets forth certain information regarding DCC executive officers and directors as of the date of this prospectus:

Name	Age	Position	Period of Service(1)

Billy Radford (2) Eileen Casey	35 60	President, Treasurer and Director Secretary, Director	Inception – Current Inception -- Current

Notes:

1  Directors will hold office until the next annual meeting of the stockholders, which shall be held pursuant to statute, and until successors have been elected and qualified.  At the present time, officers were appointed by the the directors and will hold office until resignation or removal from office.

2  The present officers and directors have obligations to entities other than Dialpoint Communications Corporation.  DCC expects them to spend approximately 10-20 hours per week on DCC business affairs.  At the date of this prospectus, Dialpoint Communications Corporation is not engaged in any transactions, either directly or indirectly, with any persons or organizations considered promoters.

BACKGROUND OF DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Billy Radford – President, Secretary, and Director – Extensive experiences in management, business development, project management experience in ISP and CLEC telecommunications fiber, transport, and switch networks.  Mr. Radford began his career in telecom with a CLEC in 1993, where he specialized outside plant engineering and management. While at ICG, Mr. Radford worked to familiarize himself with a number fiber optic transport systems, specializing in electronics and Internet based services, and later began his career in operations management. Upon leaving ICG, he obtained the rigorous MCSE and CCNA certifications and would later pursue a BS in Technical Management at Devry University.   After only one year as Operations Manager for TelCove in Charlotte, he was promoted to serve as the Regional Operations Manager, where he implemented new training and safety programs while managing the operational and capital budgets of 21 cities throughout the southeast.  After Level 3 purchased TelCove in 2006, he served as the Regional Director of Operations for 3 states.  Since joining the Company, Mr. Radford has been successful in overseeing the development of the Company’s product lines and processes, and has been instrumental in the initial stages of development.

Eileen Casey–Treasurer and Director – President and partner in Jenam Resources, LLC, founded in 1986 and catering to small businesses in the areas of accounting, human resources, and training. Ms. Casey has primarily focused on companies in the telecommunications industry since 2005.  A Summa Cum Laude graduate of Lake Erie College with a BSBA, and graduate work at Kent State University, she taught classes at Lakeland Community College in business and worked with the Ohio Technology Transfer Organization to encourage business startups in high technology areas.  She has provided seminars and individual company consulting in the areas of strategic planning, long range planning, staffing, budgeting, and accounting for the non-financial managers in both the for-profit and not-for-profit sectors.  Ms. Casey moved to South Carolina in 1997 leaving her partner and son to manage the computer consulting branch of the business while she concentrated on developing the business in a warm weather climate.

BOARD COMMITTEES

Dialpoint Communications Corporation has not yet implemented any board committees as of the date of this prospectus.

DIRECTORS

The maximum number of directors Dialpoint Communications Corporation is authorized to have is seven (7).  However, in no event may DCC have less than one director. Although DCC anticipates appointing additional directors in the future, DCC has not identified any such person at this time.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of DCC common stock by all persons known by DCC to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers and directors as a group.  Unless otherwise specified, the named beneficial owner has, to DCC knowledge, either sole or majority voting and investment power.

Title Of Class	Name, Title and Address of Beneficial Owner of Shares(1)	Amount of Beneficial Ownership(2)	Percent of Class
			Before Offering	After Offering(3)

Common	Billy Radford, President, Secretary and Director	11,250,000	86.21%	80.07%

	All Directors and Officers as a group	11,250,000	86.21%	80.07%

Footnotes:

1  The address of each executive officer and director is c/o Dialpoint Communications Corporation, 2032 Ancient Oak Drive, Ocoee, Florida 29732.

2  As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

3  Assumes the sale of the maximum amount of this offering (1,000,000 shares of common stock) by DCC.  The aggregate amount of shares to be issued and outstanding after the offering is 14,050,000.

DESCRIPTION OF SECURITIES

Common Stock

DCC is authorized to issue 75,000,000 shares of $0.001 par value common stock.  As of the date of this Memorandum, DCC had approximately 13,050,000 shares issued and outstanding held by approximately four (4) shareholders of record.

DCC's shares are entitled to one vote per share on each matter submitted for a vote at any meeting of shareholders.  DCC's shares do not carry cumulative voting rights.

DCC's shares have no pre-emptive rights to acquire additional shares or any other securities.  DCC's shares are not subject to redemption and carry no subscription or conversion rights.  In the event of liquidation, DCC's shares are entitled to share equally in corporate assets after satisfaction of all liabilities.

Shareholders are entitled to receive such dividends as the Board of Directors may from time to time declare out of funds legally available for the payment of dividends.  However, currently DCC is seeking growth and expansion of its business through the reinvestment of profits, if any, and DCC does not anticipate that it will pay cash dividends in the foreseeable future.

Preferred Stock

Dialpoint Communications Corporation is not authorized to issue any preferred stock.

Preemptive Right

No holder of any shares of Dialpoint Communications Corporation stock has preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

Non-Cumulative Voting

Holders of Dialpoint Communications Corporation common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of DCC directors.

Cash Dividends

As of the date of this prospectus, Dialpoint Communications Corporation has not paid any cash dividends to stockholders.  The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon earnings, if any, capital requirements and financial position, general economic conditions, and other pertinent conditions.  DCC does not intend to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in business operations.

Reports

After this offering, Dialpoint Communications Corporation will furnish its shareholders with annual financial reports certified by independent accountants, and may, at its discretion, furnish unaudited quarterly financial reports.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Conflict of Interest

The officers and directors of DCC are involved in other business activities and may, in the future, become involved in other business opportunities.  If a specific business opportunity becomes available, such persons may face a conflict in selecting between DCC and their other business interests.   The policy of the Board is that any personal business or corporate opportunity incurred by an officer or director of DCC must be examined by the Board and turned down by the Board in a timely basis before an officer or director can engage or take advantage of a business opportunity which could result in a conflict of interest.

Related Transactions

On April 21, 2006, the Company issued 150,000 shares of common stock to Billy Radford in exchange for services valued at $15,000 which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

On April 21, 2006, the Company issued 8,000 shares of common stock to Paul Falcon in exchange for services valued at $800.00, which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

On April 22, 2006, pursuant to a contract with Hale Hitchcock, the Company issued 8,000 shares of common stock to Hitchcock, for services valued at $800.00, which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

On May 1, 2006, pursuant to a contract with Nevada Business Development Corporation, a Nevada corporation, the Company issued 8,000 shares of common stock to Nevada Business Development, for services valued at $800.00, which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

On January 19, 2007, the Company amended its Articles of Incorporation to increase the number of shares of Common Stock authorized to be issued from 1,000,000 shares to 75,000,000, and to issue seventy (74) shares of common stock for each one (1) share of Common Stock currently held by the shareholders of the corporation as a common stock dividend.

As of the date of this memorandum, there were 13,050,000 shares of common stock issued and outstanding being held by four (4) shareholders of record.

INTEREST OF NAMED EXPERTS AND COUNSEL

None.

DISCLOSURE OF COMMISSION POSITION OF

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Bylaws and certain statutes provide for the indemnification of a present or former director or officer.  Please refer to the section herein titled "Indemnification of Directors and Officers.”

THE SECURITIES AND EXCHANGE COMMISSION'S POLICY ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the company pursuant to any provisions contained in its Articles of Incorporation, Bylaws, or otherwise, Dialpoint Communications Corporation has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by DCC of expenses incurred or paid by a director, officer or controlling person of DCC in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, DCC will, unless in the opinion of DCC legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ORGANIZATION WITHIN LAST FIVE YEARS

Dialpoint Communications Corporation was incorporated in the State of Nevada on April 20, 2006.

Please see the section, herein, titled "Recent Sales of Unregistered Securities" for capitalization history.

DESCRIPTION OF BUSINESS

BUSINESS DEVELOPMENT AND SUMMARY

 Overview

DIALPOINT VOICE CORPORATION (“the Company” and “DCC”), a Nevada corporation, was formed in 2006. The company is positioned to use voice communications over the Internet (Internet Telephone) and serving the web-based information transmission needs of end users. The company’s long-term intent is to transition to satellite based telephone when market conditions and economies of scale permit.

Through a revolutionary medium called Voice Over Internet Protocol (VoIP), the Company will offer a telephone package to include unlimited long distance service to consumers at a flat monthly rate, including both instate and state-to-state calling in the contiguous United States, Canada and Mexico as well as low rate calling to major international markets. The Company will initially focus on the consumer (residential) market but will expand into the small business market within its first 2 years of operation.

VoIP telephone is quickly gaining acceptance from consumers and businesses alike, primarily because of the substantial cost savings that VoIP offers its users. Subscribers to the services of such companies as Vonage, a leading VoIP provider, already number over one million users. Though in its early stages of growth, the medium is gaining momentum on a worldwide basis, and is projected to grow to 17.5 million or more residential users alone by 2008. This is in addition to the blossoming small business applications market, which will ultimately surpass all other market segments.

Mission

The Company’s mission is to become a major “branded” VoIP-based Competitive Local Exchange Carrier (CLEC) within a 5-year time frame, through an aggressive program of external growth by acquisition followed by an intensive marketing campaign of its services to residential and small business markets.

Dialpoint Communications Corporation has yet to commence planned significant operations.  As of the date of this Prospectus, DCC has had only limited start-up operations and has not generated any significant revenues.  DCC believes that, if it obtains the minimum proceeds from this offering, it will be able to implement the business plan and conduct business pursuant to the business plan for the next 12 months.

DCC’s administrative office is located at 2032 Ancient Oak Drive, Ocoee, Florida 29732.

DCC’s fiscal year end is December 31.

BUSINESS OF ISSUER

Principal Products and Principal Markets

DIALPOINT VOICE CORPORATION (“the Company” and “DCC”), a Nevada corporation with executive offices in Henderson, was formed in 2006. The company is positioned to use voice communications over the Internet (Internet Telephone) and serving the web-based information transmission needs of end users. The company’s long-term intent is to transition to satellite based telephone when market conditions and economies of scale permit.

Through a revolutionary medium called Voice Over Internet Protocol (VoIP), the Company will offer a telephone package to include unlimited long distance service to consumers at a flat monthly rate, including both instate and state-to-state calling in the contiguous United States, Canada and Mexico as well as low rate calling to major international markets. The Company will initially focus on the consumer (residential) market but will expand into the small business market within its first 2 years of operation.

VoIP telephone is quickly gaining acceptance from consumers and businesses alike, primarily because of the substantial cost savings that VoIP offers its users. Subscribers to the services of such companies as Vonage, a leading VoIP provider, already number over one million users. Though in its early stages of growth, the medium is gaining momentum on a worldwide basis, and is projected to grow to 17.5 million or more residential users alone by 2008. This is in addition to the blossoming small business applications market, which will ultimately surpass all other market segments.

Growth Strategy

The business plan contemplates that the Company will initially obtain subscribers through external growth, that is, acquisition of companies that already have achieved some market penetration and have subscribers, in addition to having a well-developed operating system. As companies are acquired, the Company will focus on expanding its customer base through internal marketing efforts, including the introduction of additional products and services. At the same time, it will work to develop its “brand” identity and to increase market awareness of its flagship VoIP services.

DCC is currently in the process of reviewing potential acquisition candidates and expects to reach an initial acquisition agreement within the next 60-90 days.

Corporate Growth Targets

DCC’s business plan calls for attaining a subscriber base of approximately two million customers, or less than 2.6% total combined worldwide market penetration, within a 3 to 5 year time frame; the resulting revenue base would translate into a market capitalization for the Company in the range of $639 million at 2 X revenue. It is expected that the Company will attain annual revenues in the range of $319.6 million and pre-tax profits of $140.642 million by the end of Year 5.

Need For Government Approval

There are no known requirements for any governmental approval or licenses other than local business licenses.

Number of Total Employees and Number of Full Time Employees

Dialpoint Communications Corporation is currently in the development stage.  During this development period, DCC plans to rely exclusively on the services of Billy Radford and Eileen Casey, the officers and directors, to establish business operations and perform or supervise the minimal services required at this time.  DCC believes that its operations are currently on a small scale that is manageable by these individuals. There are no other full or part-time employees.

REPORTS TO SECURITY HOLDERS

1. After this offering, DCC will furnish shareholders with audited annual financial reports certified by independent accountants, and may, in its discretion, furnish unaudited quarterly financial reports.

2. After this offering, DCC will file periodic and current reports with the Securities and Exchange Commission as required to maintain the fully reporting status.

3. The public may read and copy any materials DCC files with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  DCC SEC filings will also be available on the SEC's Internet site.  The address of that site is:  http://www.sec.gov

MANAGEMENT'S DISCUSSION AND PLAN OF OPERATION

This section must be read in conjunction with the Audited Financial Statements included in this prospectus.

PLAN OF OPERATION

The DCC Business Strategy is basically a two-phase plan.  During the first phase, the company will concentrate heavily on making acquisitions and integrating them, while simultaneously beginning to build a brand identity.  The second phase will focus on growing the subscriber base of the acquired companies and further development of the brand.

Branding

DCC intends to market branding a conscious and major part of its marketing strategy.

In essence, the “brand” is the identity that a company or business unit presents to its marketplace.  It includes not only a “brand name” but also recognition of what the company does.  Creation of a brand identity puts the company ahead of competitors whose name the market is not known or does not associate with any particular business competence.  Brand identity and brand awareness create credibility for the company, making it easier to attract customers, financing sources, and corporate alliances.

To date, DCC has taken its initial steps toward brand identity with its name, its easily understandable logo, its toll-free vanity telephone number, 1-877-GODPVOIP and its Web site, www.DPVOICE.com.

Through advertising, public relations, customer service, and Web presences, the Company will make branding a top corporate priority.

Acquisitions

As stated, the initial phase of the Company’s operations will focus on acquiring going VoIP businesses and expanding them.  This approach has significant advantages as compared with simply starting a VoIP service from scratch.  First, the acquired company will have an existing customer base and some forward momentum.  Second, the companies may be acquired for stock or part cash and part stock, as opposed to building a business from the ground up entirely with cash investment.  Third, the acquired company will have an operating infrastructure in place that is proven and has most of the “bugs” already worked out and so should be far advanced on the learning curve.

DCC has developed a strict set of guidelines for VoIP target companies to be considered for acquisition.  Among the key criteria for acquisition targets are:

•

Minimum revenues of $750,000 per year

•

Privately held, independent company

•

Can be either a licensed local telephone company or a remarketer of services

•

Must do its own billing

•

A minimum of 500 subscribers

•

Subscriber base can be predominantly either small business or residential

•

Proven marketing program

•

Has an in-house sales force

•

Preferably has its own in-house customer support center for online and call-in support.

•

Has vendor agreements in place to market end user equipment

•

Has Private labeling agreements in place with its Vendors to allow DCC to piggy back and “Brand” equipment with the DCC name

Internal Growth

Once a subscriber base has been acquired along with the infrastructure to service it, the Company will aggressively pursue growing that base, while continuing to pursue additional acquisitions.  This marketing effort will involve investment in advertising, public relations, online advertising and services, and a direct sales force to service the small enterprise market.  In each individual business unit acquired, the marketing thrust will continue to be what is working in that unit’s market area.

When judged prudent, the Company will unify product and service names across the system, and integrate centrally as many functions as possible.  In addition to its importance for branding, the reasons for this approach are two-fold:  (1) to make the Company more attractive as a potential acquisition candidate to larger firms and (2) to achieve economies and operating efficiencies by eliminating duplication of effort.

Dialpoint Communications Corporation was incorporated on April 20, 2006.  As of March 31, 2007, DCC has generated no revenues while incurring $27,980 in total expenses.  This resulted in a net loss of $27,980 since inception, which is attributable to general and administrative expenses.

Since incorporation, Dialpoint Communications Corporation has financed its operations through minimal initial capitalization and nominal business activity.

To date, Dialpoint Communications Corporation has not implemented fully planned principal operations.  Presently, DCC is attempting to secure sufficient monetary assets to increase operations.  DCC cannot assure any investor that it will be able to enter into sufficient business operations adequate enough to insure continued operations.

Dialpoint Communications Corporation’s ability to fully commence operations is entirely dependent upon the proceeds to be raised in this offering.

DCC’s ability to commence operations is entirely dependent upon the proceeds to be raised in this offering.  If DCC does not raise at least the minimum offering amount, it will be unable to establish a base of operations, without which it will be unable to begin to generate any revenues.  The realization of sales revenues in the next 12 months is important in the execution of the plan of operations. However, DCC cannot guarantee that it will generate such growth.  If DCC does not produce sufficient cash flow to support DCC operations over the next 12 months, DCC may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern.  There are no formal or informal agreements to attain such financing.  DCC can not assure any investor that, if needed, sufficient financing can be obtained or, if obtained, that it will be on reasonable terms.  Without realization of additional capital, it would be unlikely for operations to continue.

DCC management does not expect to incur research and development costs.

DCC currently does not own any significant plant or equipment that it would seek to sell in the near future.

DCC management does not anticipate the need to hire employees over the next 12 months, with the possible exception of telemarketing and customer service telephone support should business develop of a sufficient nature to necessitate such expenditure. Currently, DCC believes the services provided by its officer and director appears sufficient at this time.  DCC believes that its operations are currently on a small scale that is manageable by one individual at the present time.

DCC has not paid for expenses on behalf of any director.  Additionally, DCC believes that this policy shall not materially change.

DCC has no plans to seek a business combination with another entity in the foreseeable future.

OFF-BALANCE SHEET ARRANGEMENTS

DCC does not have any off-balance sheet arrangements.

DESCRIPTION OF PROPERTY

DCC uses a corporate office located at 2032 Ancient Oak Drive, Ocoee, Florida. Office space, conference room, and repair facilities, telephone services and storage are currently being provided free of charge.  There are currently no proposed programs for the renovation, improvement or development of the facilities currently use.

DCC management does not currently have policies regarding the acquisition or sale of real estate assets primarily for possible capital gain or primarily for income.  DCC does not presently hold any investments or interests in real estate, investments in real estate mortgages or securities of or interests in persons primarily engaged in real estate activities.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Conflict of Interest

The officers and directors of DCC are involved in other business activities and may, in the future, become involved in other business opportunities.  If a specific business opportunity becomes available, such persons may face a conflict in selecting between DCC and their other business interests.   The policy of the Board is that any personal business or corporate opportunity incurred by an officer or director of DCC must be examined by the Board and turned down by the Board in a timely basis before an officer or director can engage or take advantage of a business opportunity which could result in a conflict of interest.

Related Transactions

On April 21, 2006, the Company issued 150,000 shares of common stock to Billy Radford in exchange for services valued at $15,000 which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

On April 21, 2006, the Company issued 8,000 shares of common stock to Paul Falcon in exchange for services valued at $800.00 which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

On April 22, 2006, pursuant to a contract with Hale Hitchcock (hereinafter “Hitchcock”), the Company issued 8,000 shares of common stock to Hitchcock, for services valued at $0.10 per share of $800.00 in the aggregate, which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

On May 1, 2006, pursuant to a contract with Nevada Business Development Corporation, a Nevada corporation (hereinafter “NDBC”), the Company issued 8,000 shares of common stock to Nevada Business Development, for services valued at $0.10 per share of $800.00 in the aggregate, which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

On January 19, 2007, the Company amended its Articles of Incorporation to increase the number of shares of Common Stock authorized to be issued from 1,000,000 shares to 75,000,000, and to issue seventy (74) shares of common stock for each one (1) share of Common Stock currently held by the shareholders of the corporation as a common stock dividend.

As of the date of this memorandum, there were 13,050,000 shares of common stock issued and outstanding which is held by four (4) shareholders of record.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

As of the date of this prospectus, there is no public market in Dialpoint Communications Corporation common stock.  This prospectus is a step toward creating a public market for DCC stock, which may enhance the liquidity of DCC shares.  However, there can be no assurance that a meaningful trading market will develop.  Dialpoint Communications Corporation and its management make no representation about the present or future value of DCC common stock.

As of the date of this prospectus,

1. There are no outstanding options or warrants to purchase, or other instruments convertible into, common equity of Dialpoint Communications Corporation;

2. There are currently 11,050,000 shares of DCC common stock held by one of its officers and directors, Billy Radford, that are not eligible to be sold pursuant to Rule 144 under the Securities Act;

3. Other than the stock registered under this Registration Statement, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

As of the date of this document, Dialpoint Communications Corporation has approximately 13,050,000 shares of common stock outstanding held by four (4) shareholders.  These shares of common stock are restricted from resale under Rule 144 until registered under the Securities Act, or an exemption is applicable.

In general, under Rule 144 as amended, a person who has beneficially owned and held "restricted" securities for at least one year, including "affiliates," may sell publicly without registration under the Securities Act, within any three-month period, assuming compliance with other provisions of the Rule, a number of shares that do not exceed the greater of (i) one percent of the common stock then outstanding or, (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding such sale.  A person who is not deemed an "affiliate" and who has beneficially owned shares for at least two years would be entitled to unlimited re-sales of such restricted securities under Rule 144 without regard to the volume and other limitations described above.

HOLDERS

As of the date of this prospectus, Dialpoint Communications Corporation has 13,050,000 shares of $0.001 par value common stock issued and outstanding held by 4 shareholders of record.

DIVIDENDS

DCC has neither declared nor paid any cash dividends on either its preferred or common stock.  For the foreseeable future, DCC intends to retain any earnings to finance the development and expansion of its business, and does not anticipate paying any cash dividends on its preferred or common stock.  Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including its financial condition, results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the Board of Directors considers relevant.

EXECUTIVE COMPENSATION

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)

Billy Radford	2006	-	-	-	-	-	-	-
Officer and Director	2007	-	-	-	-	-	-	-

Eileen Casey	2006	-	-	-	-	-	-	-
Officer and Director	2007	-	-	-	-	-	-	-

DIRECTORS' COMPENSATION

Directors are not entitled to receive compensation for services rendered to Dialpoint Communications Corporation, or for each meeting attended except for reimbursement of out-of-pocket expenses.  There are no formal or informal arrangements or agreements to compensate directors for services provided as a director.

EMPLOYMENT CONTRACTS AND OFFICERS' COMPENSATION

Since Dialpoint Communications Corporation’s incorporation on April 20, 2006, DCC has not paid any compensation to any officer, director or employee.  DCC does not have employment agreements.  Any future compensation to be paid will be determined by the Board of Directors, and, as appropriate, an employment agreement will be executed.  DCC does not currently have plans to pay any compensation until such time as it maintains a positive cash flow.

STOCK OPTION PLAN AND OTHER LONG-TERM INCENTIVE PLAN

Dialpoint Communications Corporation currently does not have existing or proposed option/SAR grants.

FINANCIAL STATEMENTS

a)

Audited Financial Statements for the Years Ended December 31, 2006

b)

Reviewed Financial Statements for Quarter Ended March 31, 2007

 DIALPOINT COMMUNICATIONS CORPORATION

AUDITED FINANCIAL STATEMENTS

December 31, 2006

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DIALPOINT COMMUNICATIONS CORPORATION

FINANCIAL STATEMENTS

December 31, 2006

C O N T E N T S

Independent Registered Public Accounting Firm

 3

Balance Sheet

 4

Statement of Operations

 5

Statement of Stockholders’ Equity

 6

Statement of Cash Flows

 7

Notes to the Financial Statements

 8

MOORE & ASSOCIATES, CHARTERED

           ACCOUNTANTS AND ADVISORS

  PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Dialpoint Communications Corporation

(A Development Stage Company)

Las Vegas, Nevada

We have audited the accompanying balance sheet of Dialpoint Communications Corporation (a development stage company) as of December 31, 2006, and the related statements of operations, stockholders’ equity and cash flows for the period from inception on April 20, 2006 through December 31, 2006.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dialpoint Communications Corporation (a development stage company) as of December 31, 2006 and the results of its operations and its cash flows for the period from inception on April 20, 2006 through December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company’s recurring losses and lack of operations raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Moore & Associates Chartered

Moore & Associates Chartered

Las Vegas, Nevada

February 26, 2007

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7511 Fax (702) 253-7501

THIS PAGE INTENTIONALLY LEFT BLANK

DIALPOINT COMMUNICATIONS CORPORATION

Balance Sheet

(A Developmental Stage Company)

ASSETS

December 31,

2006

CURRENT ASSETS

Cash

$

-

Total Current Assets

-

PROPERTY AND EQUIPMENT, NET

140,400

TOTAL ASSETS

$

140,400

The accompanying notes are an integral part of these financial statements

DIALPOINT COMMUNICATIONS CORPORATION

Balance Sheet (Continued)

(A Developmental Stage Company)

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

December 31,

2006

CURRENT LIABILITIES

Accounts payable and accrued expenses

$

400

Note payable

10,000

Total Current Liabilities

10,400

LONG-TERM LIABILITIES

Note payable

130,400

Total Liabilities

140,800

STOCKHOLDERS’ EQUITY (DEFICIT)

Common stock: $0.001 par value, 75,000,000 shares

Authorized; 13,050,000 shares issued and outstanding

13,050

Additional paid-in capital

4,350

Accumulated deficit

             (17,800

)

Total Stockholders’ Equity (Deficit)

                 (400

)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

$

140,400

The accompanying notes are an integral part of these financial statements

DIALPOINT COMMUNICATIONS CORPORATION

Statement of Operations

(A Developmental Stage Company)

     From Inception on

 April 20, 2006 through

     December 31, 2006

REVENUE

$

-

EXPENSES

17,800

LOSS FROM OPERATIONS

(17,800

)

INCOME TAX EXPENSE

-

NET LOSS

$

(17,800

)

BASIC LOSS PER SHARE

Loss per share

$

  (0.00)

WEIGHTED AVERAGE NUMBER OF SHARES

 OUTSTANDING

13,050,000

The accompanying notes are an integral part of these financial statements

DIALPOINT COMMUNICATIONS CORPORATION

Statement of Stockholders’ Equity (Deficit)

(A Developmental Stage Company)

Additional

Common Stock

Paid-in

 Accumulated

Shares

Amount

Capital

 Deficit

Balance, April 20, 2006

-

$

-

$

-

$

-

Common shares issued for services

 $0.003 per share

13,050,000

13,050

4,350

-

Net loss for the period ended

December 31, 2006

-

-

-

 (17,800

)

Balance, December 31, 2006

13,050,000

$

13,050

$

4,350

$

(17,800

)

The accompanying notes are an integral part of these financial statements

DIALPOINT COMMUNICATIONS CORPORATION

Statement of Cash Flows

(A Developmental Stage Company)

  From Inception on

April 20, 2006 through

 December 31, 2006

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss

$

(17,800

)

Adjustments to reconcile net loss to net cash used

 by operating activities:

Common stock issued for services

17,400

Changes in operating assets and liabilities:

Increase in accounts payable

400

Net Cash Used by Operating Activities

-

CASH FLOWS FROM INVESTING ACTIVITIES

-

CASH FLOWS FROM FINANCING ACTIVITIES

-

NET CHANGE IN CASH

-

CASH AT BEGINNING OF YEAR

-

CASH AT END OF YEAR

$

-

SUPPLEMENTAL DISCLOSURE OF CASH FLOW

 INFORMATION:

Interest paid

$

-

Income taxes paid

$

-

SCHEDULE OF NON-CASH FINANCING ACTIVITIES:

Common stock issued for services

$

17,400

The accompanying notes are an integral part of these financial statements

DIALPOINT COMMUNICATIONS CORPORATION

Notes to Financial Statements

(A Developmental Stage Company)

NOTE 1 -

NATURE OF ORGANIZATION

a. Organization and Business Activities

The Company was incorporated under the laws of the State of Nevada on April 20, 2006 with a principal business objective of investing in and developing all types of businesses related to the telecommunications industry. The Company has not realized significant revenues to date and therefore classified as a development stage company.

b. Depreciation

The cost of the property and equipment will be depreciated over the estimated useful life of 5 years.  Depreciation is computed using the straight-line method when the assets are placed in service.

c. Accounting Method

The Company’s financial statements are prepared using the accrual method of accounting.  The Company has elected a December 31 year-end.

d. Cash and Cash Equivalents

For the purpose of the statement of cash flows, the Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

e. Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

f. Revenue Recognition

The Company recognizes when products are fully delivered or services have been provided and collection is reasonably assured.

g. Organization Costs

The Company has expensed the costs of its incorporation.

h. Advertising

The Company follows the policy of charging the costs of advertising to expense as incurred.

DIALPOINT COMMUNICATIONS CORPORATION

Notes to Financial Statements

(A Developmental Stage Company)

NOTE 1 -

NATURE OF ORGANIZATION (Continued)

i. Concentrations of Risk

The Company’s bank accounts are deposited in insured institutions. The funds are insured up to $100,000. At December 31, 2006, the Company’s bank deposits did not exceed the insured amounts.

j.

Basic Loss Per Share

The Computation of basic loss per share of common stock is based on the weighted average number of shares outstanding during the period.

From inception on April 20, 2006

Through December 31, 2006

Loss (numerator)

$

(17,800

)

             Shares (denominator)

13,050,000

Per share amount

$

(0.00)

k.

Income Taxes

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will to be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Net deferred tax assets consist of the following components as of December 31, 2006:

              2005

Deferred tax assets:

NOL Carryover

$

156

Deferred tax liabilities:

-

Valuation allowance

(156

)

Net deferred tax asset

$

-

DIALPOINT COMMUNICATIONS CORPORATION

Notes to Financial Statements

(A Developmental Stage Company)

NOTE 1 -

NATURE OF ORGANIZATION (Continued)

The income tax provision differs from the amount of income tax determined by applying the U.S. federal and state income tax rates of 39% to pretax income from continuing operations for the period ended December 31, 2006 due to the following:

             2006

Book Income

$

(6,942

)

Common stock issued for services

6,786

Valuation allowance

156

$

-

l.   Income Taxes

At December 31, 2006, the Company had net operating loss carry forwards of approximately $400 that may be offset against future taxable income through 2026.  No tax benefit has been reported in the December 31, 2006 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for Federal income tax reporting purposes are subject to annual limitations.  Should a change in ownership occur, net operating loss carry forwards may be limited as to use in future years.

l.

Forward Stock Split

On January 19, 2007, the Company’s Articles of Incorporation were amended to increase authorized common shares from 1,000,000 to 75,000,000 with a par value of $0.001 per share. On the same date the Company issued a 74 shares for 1 share stock dividend. The accompanying financial statements have been restated to reflect these changes on a retroactive basis.

m.

Property and Equipment

The Company’s property and equipment consists of a Totally Sip softswitch platform for

VoIP Termination and Origination Services. The Company expects to put the equipment into service in the early part of 2007 at which time it will begin depreciation of the equipment.

DIALPOINT COMMUNICATIONS CORPORATION

Notes to Financial Statements

(A Developmental Stage Company)

NOTE 2 -

GOING CONCERN

The Company’s financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company has had no revenues and has generated losses from operations.

In order to continue as a going concern and achieve a profitable level of operations, the Company will need, among other things, additional capital resources and to develop a consistent source of revenues.  Management’s plans include of investing in and developing all types of businesses related to the telecommunications industry.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the preceding paragraph and eventually attain profitable operations.  The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 - NOTE PAYABLE

On December 26, 2006, the Company purchased certain telecommunication equipment for a note payable of $140,400. $10,000 is due on March 31, 2007. The balance is due in 5 equal annual payments of $30,956. The note is secured by the equipment and accrues interest at 6% per annum.

Future maturities of the note payable are as follows:

2007

$   10,000

2008

     23,132

2009

     24,520

2010

     25,992

2011

     27,551

2012

     29,205

Total

$ 140,400

MOORE & ASSOCIATES, CHARTERED

ACCOUNTANTS AND ADVISORS

PCAOB REGISTERED

Report of Independent Registered Public Accounting Firm

To the Board of Directors

Dialpoint Communications Corporation

We have reviewed the accompanying balance sheet of Dialpoint Communications Corporation as of March 31, 2007, and the related statements of operations, retained earnings, and cash flows for the three months then ended, in accordance with the standards of the Public Company Accounting Oversight Board (United States). All information included in these financial statements is the representation of the management of Dialpoint Communications Corporation

A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the financial statements in order for them to be in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. The financial statements do not include any adjustments that might result from any uncertainty.

/s/ Moore & Associates, Chartered

Moore & Associates, Chartered

Las Vegas, Nevada

May 25, 2007

2675 S. JONES BLVD. SUITE 109, LAS VEGAS, NEVADA 89146 (702) 253-7499 Fax: (702)253-7501

Dialpoint Communications Corporation

(A Developmental Stage Company)

Balance Sheet

(Unaudited)

March 31,
Assets	2007
Current Assets
Cash and cash equivalents	$448
Total current assets	448

Property and Equipment, net	133,380

TOTAL ASSETS	$133,828
Liabilities and Stockholders' Equity (Deficit)

Current Liabilities
Accounts payable and accrued liabilities	$3,108
Note payable	10,000
Related party payable	900
Total current liabilities	14,008

Long-Term Liabilities
Note payable	130,400
Total liabilities	144,408
Stockholders' Equity (Deficit)
Common stock: $0.001 par value; 75,000,000 shares authorized: 13,050,000 shares issued and outstanding	13,050
Additional paid in capital	4,350
Accumulated deficit	(27,980)
Total stockholders' equity (deficit)	(10,580)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$133,828

The accompanying notes are an integral part of these financial statements

Dialpoint Communications Corporation

(A Developmental Stage Company)

Statement of Operations

(Unaudited)

			From Inception
	For the Three	For the Three	April 20, 2006
	Months Ended	Months Ended	Through
	March 31, 2007	March 31, 2006	March 31, 2007
Revenues, net	$-	$-	$-
Cost of Sales	-	-	-
Gross Margin	-	-	-

Operating Expenses
General and administrative	8,072	-	25,872
Total Operating Expenses	8,072	-	25,872

Other Income (Expense)
Interest Expense	2,108		2,108

Net Loss	$(10,180)	$-	$(27,980)

Basic Loss per Share	$(0.00)	$-
Weighted Average Shares Outstanding	13,050,000	13,050,000

The accompanying notes are an integral part of these financial statements

Dialpoint Communications Corporation

(a Developmental Stage Company)

Statement of Stockholders’ Equity (Deficit)

(Unaudited)

	Common Stock		Additional Paid in	Accumulated	Total
	Shares	Amount	Capital	Deficit	Equity
Balance at inception	-	$-	$-	$-	$-

Common stock issued for cash at $0.003 per share	13,050,000	13,050	4,350	-	17,400

Net loss for the year ended December 31, 2006	-	-	-	(17,800)	(17,800)

Balance, September 30, 2006	13,050,000	13,050	4,350	(17,800)	(400)
Net loss for the three months ended March 31, 2007	-	-	-	(10,180)	(10,180)

Balance, March 31, 2007	13,050,000	$13,050	$4,350	$(27,980)	$(10,580)

The accompanying notes are an integral part of these financial statements

Dialpoint Communications Corporation

(A Developmental Stage Company)

Statement of Cash Flows

(Unaudited)

			From Inception
	For the Three	For the Three	April 20, 2006
	Months Ended	Months Ended	Through
	March 31, 2007	March 31, 2006	March 31, 2007
Cash Flows from Operating Activities:
Net Loss	$(10,180)	$-	$(27,980)
Adjustments to reconcile to cash flows
from operating activities:
Depreciation	7,020	-	7,020
Common stock issued for services	-	-	17,400
Changes in Operating Assets and Liabilities:
Increase (decrease) in accounts payable
and accrued liabilities	2,708	-	3,108
Net Cash Used In Operating Activities	(452)	-	(452)

Cash Flows from Investing Activities:
Purchase of property and equipment	-	-	-
Net Cash Used In Investing Activities	-	-	-

Cash Flows from Financing Activities:
Proceeds from related party payable	900	-	900
Proceeds from sale of common stock	-	-	-
Net Cash Provided by Financing Activities	900	-	900

Net Increase (Decrease) in Cash and Cash Equivalents	448	-	448
Cash and Cash Equivalents at Beginning of Period	-	-	-
Cash and Cash Equivalents at End of Period	$448	$-	$448

Supplemental Disclosure of Cash Flow Information:
Interest paid	$-	$-	$-
Income taxes paid	$-	$-	$-

Schedule of Non-Cash Financing Activities:
Equipment purchased for note payable	$-	$-	$140,400

The accompanying notes are an integral part of these financial statements

DIALPOINT COMMUNICATIONS CORPORATION

(A Development Stage Company)

Notes to the Financial Statements

NOTE 1 - CONDENSED FINANCIAL STATEMENTS

The accompanying financial statements have been prepared by the Company without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at March 31, 2007 and for all periods presented have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's December 31, 2006 audited financial statements.  The results of operations for the period ended March 31, 2007 are not necessarily indicative of the operating results for the full years.

NOTE 2 - GOING CONCERN

The Company's financial statements are prepared using accounting principles   generally   accepted in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable.  If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources.  Management's plans to obtain such resources for the Company include (1) obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses, and (2) seeking out and completing a merger with an existing operating company. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Dialpoint Communications Corporation’s Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer.  DCC indemnifies any director, officer, employee or agent who is successful on the merits or otherwise in defense on any action or suit.  Such indemnification shall include, but not necessarily be limited to, expenses, including attorney's fees actually or reasonably incurred by him.  Nevada law also provides for discretionary indemnification for each person who serves as or at DCC request as an officer or director.  DCC may indemnify such individual against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is a director or officer.  Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, DCC best interests.  In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

NEVADA LAW

Pursuant to the provisions of Nevada Revised Statutes 78.751, DCC shall indemnify any director, officer and employee as follows: Every director, officer, or employee of Dialpoint Communications Corporation shall be indemnified by us against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of Dialpoint Communications Corporation or is or was serving at the request of Dialpoint Communications Corporation as a director, officer, employee or agent of Dialpoint Communications Corporation, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of Dialpoint Communications Corporation.  Dialpoint Communications Corporation shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of Dialpoint Communications Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by DCC in connection with the sale of the common stock being registered. DCC has agreed to pay all costs and expenses in connection with this offering of common stock.  The estimated expenses of issuance and distribution, assuming the maximum proceeds are raised, are set forth below.

Legal and Professional Fees	$3,000
Accounting Fees	$2,000
Blue Sky Qualification Fees	$300

Total	$5,300

RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, Dialpoint Communications Corporation issued the following unregistered securities in private transactions without registering the securities under the Securities Act:

On April 21, 2006, the Company issued 150,000 shares of common stock to Billy Radford in exchange for services valued at $15,000 which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

On April 21, 2006, the Company issued 8,000 shares of common stock to Paul Falcon in exchange for services valued at $800.00 which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

On April 22, 2006, pursuant to a contract with Hale Hitchcock (hereinafter “Hitchcock”), the Company issued 8,000 shares of common stock to Hitchcock, for services valued at $0.10 per share of $800.00 in the aggregate, which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

On May 1, 2006, pursuant to a contract with Nevada Business Development Corporation, a Nevada corporation (hereinafter “NDBC”), the Company issued 8,000 shares of common stock to Nevada Business Development, for services valued at $0.10 per share of $800.00 in the aggregate, which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

On January 19, 2007, the Company amended its Articles of Incorporation to increase the number of shares of Common Stock authorized to be issued from 1,000,000 shares to 75,000,000, and to issue seventy (74) shares of common stock for each one (1) share of Common Stock currently held by the shareholders of the corporation as a common stock dividend.

As of the date of this memorandum, there were 13,050,000 shares of common stock issued and outstanding which is held by four (4) shareholders of record.

At the time of the issuance, Mr. Brumbaugh was in possession of all available material information about us, as he is the sole DCC officer and director.  On the basis of these facts, Dialpoint Communications Corporation claims that the issuance of stock to the DCC founding shareholder qualify for the exemption from registration contained in Section 4(2) of the Securities Act of 1933.  DCC believes that the exemption from registration for these sales under Section 4(2) was available because:

1. Mr. Radford is an executive officer of DCC and thus had fair access to all material information about DCC before investing;

2. There was no general advertising or solicitation; and

3. The shares bear a restrictive transfer legend.

INDEX OF EXHIBITS

       Exhibit No.

Name/Identification of Exhibit

3

Articles of Incorporation & Bylaws

1)

Articles of Incorporation file on April 20, 2006 and amendments thereto

2)

Bylaws adopted on April 21, 2006

5

Opinion on Legality

Opinion of Randall V. Brumbaugh, Esq.

23

Consent of Experts

1)

Consent of Randall V. Brumbaugh, Esq.

2)

Consent of Moore & Associates, Chartered

99

Additional Exhibits

1)

Escrow Agreement

2)

Subscription Agreement

UNDERTAKINGS

In this Registration Statement, DCC is including undertakings required pursuant to Rule 415 of the Securities Act and Rule 430A under the Securities Act.

Under Rule 415 of the Securities Act, DCC are registering securities for an offering to be made on a continuous or delayed basis in the future.  The registration statement pertains only to securities (a) the offering of which will be commenced promptly, will be made on a continuous basis and may continue for a period in excess of 30 days from the date of initial effectiveness and (b) are registered in an amount which, at the time the registration statement becomes effective, is reasonably expected to be offered and sold within two years from the initial effective date of the registration.

Based on the above-referenced facts and in compliance with the above-referenced rules, DCC includes the following undertakings in this Registration Statement:

A.  The undersigned Registrant hereby undertakes:

(1) To file, during any period, in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(1) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the  Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Glendora, State of California on June 28, 2007.

Dialpoint Communications Corporation
(Registrant)

By: /s/ Billy Radford
Billy Radford
President

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Billy Radford	President and Director	June 28, 2007
Billy Radford

/s/ Billy Radford	Secretary	June 28, 2007
Billy Radford

/s/ Billy Radford	Treasurer	June 28, 2007
Billy Radford

Dealer Prospectus Delivery Obligation

Prior to the expiration of 90 days after the effective date of this registration statement or prior to the expiration of 90 days after the first date upon which the security was bona fide offered to the public after such effective date, whichever is later, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.